Preliminary Offering Circular dated August 2, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated August 2, 2021 Extreme Biodiesel, Inc.

Extreme Biodiesel, Inc.

372 S. Eagle Road, Suite107

Eagle, ID 83616

$1,575,000

450,000,000 SHARES OF COMMON STOCK

$0.0035 PER SHARE

This is the public offering of securities of Extreme Biodiesel, Inc., a Nevada corporation. We are offering 450,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.0035 per share (the “Offered Shares”). This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). If, on the initial closing date, we have sold less than the maximum number of Offered Shares, then we will hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the maximum number of Offered Shares or (ii) the Termination Date. The minimum purchase requirement per investor is 142,857 Offered Shares ($500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

The offering will be at a fixed price of $0.0035. The end date of the offering will be exactly 180 days from the date the Offering Circular is qualified (unless extended by the Company, in its own discretion, for up to another 180 days.

Our common stock currently trades on the Pink Open Market under the symbol “XTRM” and the closing bid price of our common stock on July 09, 2021 was $0.00573. Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.0035	$1,575,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Us from this Offering to the Public (Before Expenses (4)	$0.0035	$1,575,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)	This is a “best effort” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total Offering expenses, including underwriting discount and commissions, of approximately $35,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.0035 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is August 2, 2021.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors on a commission basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The Company has not currently engaged any party for the public relations or promotion of this offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Extreme Biodiesel, Inc.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Extreme Biodiesel, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our ability to successfully develop material revenue streams from our developmental activities, many of which are close to start up and not operating at the present time.

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Extreme Biodiesel, Inc., (the “Company”) was originally organized in the state of Nevada on February 2, 2008 as Bigwest Environmental, Inc. On February 16, 2010, the Company’s name was changed to Bookmerge Technology, Inc. On October 22, 2012, the Company changed its name to Extreme Biodiesel, Inc. The Company is currently in active status with the Nevada Secretary of State.

The Company has entered into an agreement to purchase the business of North Star Homes, Inc., of Boise, Idaho, which is operated as an independent subsidiary under the direct control of Vinnie Angelos, CEO of Extreme Biodiesel, Inc., who serves in that capacity for North Star Home, Inc., and Vic Devlaeminck, CFO and Secretary of Extreme Biodiesel, Inc., who serves in those capacities for North Star Homes, Inc., also. Both also serve as the Board of Directors of North Star Homes, Inc.

The Company is involved in the acquisition, development and sales of residential real estate in Idaho. The Company maintains a rolling inventory of real estate properties which are constantly changing on a daily basis but does not have permanent structures other than its office. The only financing involved is temporary, interim construction financing.

The Company, through its wholly-owned subsidiary, is primarily involved in real estate acquisitions and development.

The Issuer’s offices are located at 372 S. Eagle Road, Suite 107, Eagle, Idaho 83616. We maintain a website at http://www.xtrm-northstar.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

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Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the Pink Open Market under the symbol “XTRM.” The Issuer’s securities have not recently been delisted by any securities exchange. The Issuer filed a Form 15 under section 12(g) with the Securities and Exchange Commission de-registering its Common Stock on January 6, 2014.

Issuer:	Extreme Biodiesel, Inc.

Business:	The Company is primarily involved in real estate acquisitions and development for resale

Securities offered:	A maximum of 450,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.0035 per share (the “Offered Shares”).

Number of shares of Common Stock \ outstanding before the Offering:	968,938,500 shares of Common Stock

Number of shares of Common Stock to be outstanding after the Offering:	1,418,938,500 shares of Common Stock, if the maximum amount of Offered Shares are sold.

Price per share:	$0.0035

Maximum offering amount:	450,000,000 shares at $0.0035 per share, or $1,575,000.

Trading Market:	Our Common Stock trades on the Pink Open Market under the symbol “XTRM.”

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Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $1,540,000. We will use these net proceeds for acquisitions and working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business. Competition.

Concerns about our ability to continue as a going concern.

Our need for more capital. Risks of competition.

Use of proceeds to pay debt.

Immediate and substantial dilution.

Limited market for our stock.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Businesses

The Company has experienced nominal revenues.

While the Company and its subsidiary have experienced rapid growth in revenues, we are still sin the early stage of developing our business plan. There is no assurance that the Company will be able to successfully generate sufficient revenues from its businesses to be profitable.

The Company is solvent, and a substantial part of the offering proceeds will be used to grow inventory.

We are solvent as our current assets are greater than our current liabilities. There are concerns about our ability to continue as a growing concern. We are dependent upon external sources for the financing of our operations, including the proceeds of this offering. A substantial portion of the proceeds of this offering will be used to grow our portfolio, see “Use of Proceeds.”

If the Company is not able to achieve significant funding, its growth will be limited.

The Company’s real estate investments are capital intensive. If the Company is not able to achieve significant funding its growth and profitability will be limited.

Risks Related to Our Real Estate Activities

We may own only one or a few properties increasing our risk.

The Company may only own one or a few properties, increasing risk. For example, if there is any civil unrest, riot, terrorism, massive robbery, organized larceny, incendiary, juvenile delinquency and incited racial hatred could bring physical damages to the property and its operation; and any natural disasters caused by earthquake and climate accidents that could physically harm the building.

If such damages were to occur, we are unable to predict how much insurance will compensate us and when the compensation will come. An issue with the insurance company might take some time to solve or fail to be resolved and the company’s resource might not support it until company can recover. It is not possible to predict events which may have a negative impact on the business and which may be caused by an exceptional or external event beyond our control. Bad weather such as heavy snow showers may damage buildings and interfere with construction. The company has no ability to protect our assets when either the negative human behavior or natural accidents happen.

We might, as the owner of the property, be involved in issues with employees, clients and visitors.

The Company as the owner of a building under construction might be sued for any number of reasons including accessibility to the building, slip and falls, or accidents. Asbestos problems are a more serious risk to people in the building and the Company may be sued if the abatement is not carried out successfully. The Federal government and State of Idaho have serious regulations on environment health, any violation of which may result in sever sanctions.

If we must renovate a property we will be subject to risks inherent to the project. The renovation progress may be adversely affected by errors in our contractor management. Budget overrun, delays, low quality and other issues might occurs. Adequate construction supervision will limit those issues. The main sources of risk exist in following fields:

●	Architecture/Design

●	Roof repair contractor

●	Asbestos abatement contractor

●	Plumbing contractor

●	Electric contractor

●	Ventilation and A/C contractor

●	Fire alarm and sprinkler system contractor

●	Flooring contractor

●	Window and wall repair contractor

●	Painting contractor

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Supervision of diversified contractors is difficult.

We may be subject to risks associated with building construction.

Our projects may be subject to significant risks relating to our ability to complete them on time and within budget. Factors that may result in the development projects we may undertake exceeding budget or being prevented from completion include:

●	a delay in obtaining governmental permits, approvals and authorizations

●	inability to find qualified contractors and subcontractors

●	a delayed abatement for asbestos contained materials

●	problem of contractor itself and delay caused by the problem

●	an increase in raw material costs or a shortage of raw materials

●	an increase in labor cost

●	budget overrun and an inability to secure sufficient financing for the completion of renovation

●	neighbor complaints and the consequent suspension or curtailment of construction

●	violations and stop work orders by government inspector

●	labor accident that is not covered by the contractor

●	bad weather

If any of the forgoing occurs or exists, we may not achieve our projected returns and we could lose some or all of our investments.

Our results of operations and financial condition will be greatly affected by the performance of the real estate industry.

Our real estate activities are, and will continue to be, subject to numerous factors beyond our control, including local real estate market conditions in areas where our potential customers reside, substantial existing and potential competition, general economic conditions, fluctuations in interest rates and changes in demographic conditions. Residential property markets have historically been subject to strong periodic cycles driven by numerous factors beyond our control. An change in the national economy and/or regional economic stagnation may bring:

●	increases in interest rates, transactional cost, HR costs and tax rates

●	a decline in prevailing sales rates

●	a decline in demand for homes

●	a decline in new business, NGO, community service, artistic and sports events

●	a decline creative products and services, training courses

●	a decline of population

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Because of our limited history and immature organization, an investment in our Company is inherently risky.

Because we are a company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. Our real estate results will be affected by multiple factors, for example: the location of the property; the Company’s administration proficiency, service quality, investment ability and marketing; local resources, economic demographics, community relations, security; political events, culture adaptability; technique competition; transaction costs, economic cycles; and natural disasters. The output and success of our business is hard to predict. We cannot assure you that we will find the right persons and organize an excellent team in one to two year(s).

We may encounter shortages.

We may encounter shortages of materials and/or labor which may adversely affect our construction schedule or the quality of our product. If we encounter a delay in delivery of our finished product because of unforeseen shortages, we may have to reduce the sale price or otherwise negotiate adjustments with the buyer which may affect our profitability.

We may be sued for breach of contract.

We may be sued for breach of contract if we are unable to deliver a finished house within the contractual time allotted with the features agreed upon. If this should happen, we may be forced to make concessions in sale price which may have an adverse effect on our profitability.

We are subject to diversified uncertainty associated with the management of the property.

Our projected income may decline due to human resource problems. We intend to use our own professional team to manage the construction schedule and supervise the progress. We will recruit a marketing manager to promote public relations as well as developing our business brand. We will engage professional contractors to construct our buildings. Since we are in the early stages of a planned substantial expansion, the outcome will be uncertain. It is difficult to build a highly efficient and professional management team during a growth phase. If any negative events come into existence, we may not achieve our projected returns and lose some or all of our investments.

Risks Related to Regulation

Legal proceedings and related costs could negatively affect our financial results. We are at risk of being subject to governmental proceedings and litigation. Litigation against us may involve class action lawsuits challenging our contracts, rates, disclosures, and collections or other practices under state and federal statutes and other laws, as well as actions relating to federal securities laws. We may also become party to litigation relating to contractual disputes with individual customers, employment disputes with our employees, or otherwise.

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General Business Risks

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: enhancing our information and communication systems to attempt to optimize proper service to our customers, and enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We have a short operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a short operating history. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Class A Stock, and our existing stockholders may experience dilution.

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Risks Related to this Offering

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this Offering will own 31.07% of the then outstanding shares of our common stock and will experience a dilution of $0.00 per share. See “Dilution.”

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors and may not be indicative of prices that will prevail on OTCMarkets or elsewhere following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

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We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Our financial statements are unaudited and have not been reviewed by an independent accountant.

Management has prepared the Company’s financial statements. These statements have not been audited. No independent accountant has reviewed these financial statements.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No one member of the Board of Directors is an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Our control shareholder holds a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our control shareholder owns or controls 10.08% of the voting power of the Company. As a result of this ownership, he possesses and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

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●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes, or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

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Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use up to $1,540,000 of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their us, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $35,000) will be $1,540,000. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
	$300,000		$300,000	Working Capital
	$93,750	$35,000	$58,750	General operations
25.00%	$393,750	$35,000	$358,750

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
	$600,000		$600,000	Working Capital
	$185,000	$35,000	$150,000	General Operations
50.00%	$785,000	$35,000	$785,000

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If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
	$990,000		$990,000	Working Capital
	$191,250	$35,000	$156,250	General Operations
75.00%	$1,181,250	$35,000	$1,146,250

If 100% of the Shares offers are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
	$1,350,000		$1,350,000	Working Capital
	$225,000	$35,000	$190,000	General Operations
100.00%	$1,575,000	$35,000	$1,540,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of December 31, 2020 was $506,110 or $0.00 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering after deducting estimated offering expenses of $35,000:

Percentage of shares offered that are sold	100.00%	75.00%	50.00%	25%
Price to the public charged for each share in this Offering	$0.0035	$0.0035	$0.0035	$0.0035
Historical net tangible book value per share as of March 31, 2021 (1)	$0.00	$0.00	$0.00	$0.00
Increase in net tangible book value per share attributable to new investors in this Offering (2)	$0.00	$0.00	$0.00	$0.00
Net tangible book value per share, after this Offering	$0.00	$0.00	$0.00	$0.00
Dilution per share to new investors	$0.00	$0.00	$0.00	$0.00

(1)	Based on net tangible book value as of December 31, 2020, of $506,110 and 968,938,500 outstanding shares of Common stock.

(2)	After deducting estimated offering expenses of $35,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is traded on OTC Markets in the Pink Open Market under the symbol “XTRM.”

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

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(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Selling Shareholders

There are no selling shareholders in this Offering.

Procedures for Subscribing:

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.minivest.com, click on the “Invest Now” button and follow the procedures as described.

1	Electronically receive, review, execute and deliver to us a subscription agreement; and

2	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

After the Qualification Date, we will file a Rule 253(g) Offering Circular (“Pricing Offering Circular”) setting forth the price per share and number of shares to be offered. No funds will be accepted from any investor until after the Pricing Offering Circular has been filed with the SEC on EDGAR. The Offered Shares are being offered on best efforts basis.

Upon receipt and acceptance of funds, the proceeds from the offering will be distributed to the Company and the associated Offered Shares will be issued to the investors in such Offered Shares. If the subscription is not accepted any reason, the subscription funds will be promptly returned, without deduction and without interest.

After the initial offering of the shares, the offering price and other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason.

Escrow Agent

Currently we are not working with an escrow agent

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had increasing material revenues from operations in each of the last two fiscal years.

Fiscal Year

It should be noted that the Company changed form a fiscal year ended June 30, to a fiscal calendar year ended December 31 during the 4th quarter of 2020. Thus, the financial statements included here are for the twelve months ended June 30, 2020, and for the twelve months ended December 31, 2020, reflecting both the old fiscal year end and the new fiscal calendar year end. This change was implemented to more accurately reflect the business cycle of the company and provide more accurate reports for management and the shareholders. It was not done for any nefarious purpose or to conceal any material information and was approved by the Internal Revenue Service.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months. The Company may make significant changes in the number of employees at the corporate level.

Working Capital. The Company has $3,560,941 in current liabilities and $5,397,340 in current assets as of December 2020, giving it adequate working capital.

Investments. The Company intends to make substantial investments purchasing land and developing property over the next twelve months.

Marketing and sales. The Company will incur substantial marketing and sales expenses which will consist primarily of advertising and promotion, salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the acquisition of land and the production and sales of our homes. These include expenses related to the cost of raw materials and the costs of labor, services and salaries and benefits for employees on our operations teams.

Research and development. The Company expects to engage in limited research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for acquisition of land as well as closely monitoring customer demand and industry trends to remain competitive. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

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Revenues

We had revenue of $12,342,160 for the calendar year ended December 31, 2020, compared to revenue of $4,563,400 for the fiscal year ended June 30, 2020. Although both of these periods were for twelve month periods, the substantially higher revenue generated in the calendar year ended December 31, 2020, is reflective of the fact that company had a large inventory of homes in process of being built during the June 30, 2020 fiscal year which were completed and sold during the period after June 30, 2020 resulting in substantially higher sales for the period ended December 31, 2020. We feel that, on an annualized basis, the December 31, 2020, calendar year sales is more reflective of our current and expected future sales growth. We only recognize revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

Operating Expenses

We had operating expenses of $1,312,009 for the year ended December 31, 2020, and $532,664 for the fiscal year ended June 30, 2020. Operating expenses were in connection with our daily operations, including but not limited to commissions, vehicle expenses, advertising, rent, salaries and wages, professional fees, office help and others. As above, the substantial increase in operating expenses for calendar year December 31, 2020, over fiscal year June 30, 2020 is directly related to the fact that the December 31, 2020 costs included homes that were in process at June 30, 2020 or started and finished after that date and homes that were sold after June 30, 2020.

Both operating costs and expected revenue generation are difficult to predict. There can be no assurance that revenues will be sufficient to cover future operating costs, and it may be necessary to continuously raise additional capital to sustain operations.

We expect our operating expenses will significantly increase in 2021 because we expect to acquire more land and build more homes resulting in increases in construction management costs, marketing costs, customer service staff, professional contractors and building services personnel.

Income/Losses

We experienced net gain from operations of $299,140 for the year ended December 31, 2020, compared to a net gain from operations for the fiscal year June 30,2020 of $17,002. Again, we attribute that substantial increase primarily to the fact that homes were completed and sold during the period after June 30, 2020, that had been started or planned prior to June 30, 2020.

We expect to continue to be profitable in 2021. However, there can be no assurance that we will achieve or maintain profitability, or that any revenue growth will take place in the future.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

For the calendar year ended December 31, 2020, the net cash flows from all activities were $143,886 compared to net cash flows for the fiscal year ended June 30, 2020, of $95,024. Again, the difference is primarily a factor of increased home sales after June 30, 2020.

We had cash of $193,560 on hand on December 31, 2020. The Company had $3,560,941 in current liabilities and $5,397,340 in current assets on December 31, 2020, giving us adequate working capital at that time. On the short-term basis, we will not be required to raise a significant amount of additional funds over the next 12 months to sustain current operations.

However, we will require significant additional financing within the next 12 months in order to fund our planned aggressive growth and develop our business to its maximum potential.

Material Events

The company has no materiel events at this time.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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OUR BUSINESS

Extreme Biodiesel, Inc., (XTRM), a Nevada corporation, a luxury and midlevel home builder, specializing in creating innovative homes with the best craftsmanship and materials having the finest details in workmanship. We will focus on acquiring real estate under market value and building the best affordable housing on the market for 2021. We look forward to expanding our operations from 35 homes in 2020, to building 50 to 70 homes in 2021 and continue to expand operations to around 100 to 110 homes by year 2022. Adding new lots and properties for our growth is crucial to our success. Real estate lots on average cost is approximately $115,000 each with an average square footage of 8,000. We will focus on acquiring real estate under market value, and the equity that is available will be taken out as capital to be re-invested. Also, we will offer “real estate synthetic leases” where we acquire a target asset for a client, and then lease the asset to the client under a favorable lease.

Our operations will revolve around acquiring real estate lots, creating and building, innovative homes, and selling those homes at an affordable and competitive rate. We intend that our acquisitions will provide us an opportunity to re-deploy our equity capital to build asset value and generate homes.

We are a publicly traded company, trading in the Pink Open Market under the symbol XTRM.

Marketing Strategy

With our new acquisition of North Star Homes in Boise, Idaho https://www.northstaridaho.com., our mission is to create homes and communities of uncompromising quality in the Treasure Valley. It begins with our team of experienced building professionals. Each is a true craftsman, with an unwavering work ethic and a deep dedication to excellence in even the smallest details. The result is a home built right - and built to last. Every day is spent building comfortable, livable homes that enhance the quality of life of our customers. That is why we give extra care and attention to developing floor-plans that enrich the way we live today. Large open kitchens. Luxurious, spa-style bathrooms. Relaxed, yet elegant living spaces. You’ll find them all - and much more - in a North Star home. The company has a proven track record as a first-class home builder. Operations for 2019 and 2020 have exceeded our expectations and the hard work has paid off, bringing financial stability for the company. The Company’s growth plan includes the acquisition of more prime real estate locations. We will continue to strive to provide high quality homes for families for years to come.

Boise has grabbed the No. 1 spot as the hottest residential housing market in the U.S. going into 2020, according to Realtor.com. Last year, Boise had the No. 8 spot on the Realtor.com rankings of the hottest residential real estate markets. The 2020 ranking were released on Dec. 1, 2019, Realtor.com is a real estate website which is operated by Move Inc. under a perpetual license from the National Association of Realtors. The website lists approximately 97% of all U.S. housing for sale. Using this robust dataset, their economists track the housing market every month. They use listing views in each market as an indicator of demand and median days listed as an indicator of supply.

In the top 10 markets, home sales are expected to rise 2.4% and prices by 3.1% on average year-over-year. This is in contrast to a 1.8% decrease in home sales and a 0.8% increase in sales prices nationwide, according to Realtor.com.

We intend to market our services through radio announcements, television commercials, outdoor billboard advertisements, social media such as (Facebook; Twitter, etc.), internet marketing (search engine optimization), and corporate press releases.

Competition

Our business is highly competitive. We compete with real estate agents, and home developers and other builders.

These competitors are well established and may have sources of funds available at a lower cost than those available to us, thereby enabling them to provide financing at rates lower than we may be able to profitably provide. In addition, these competitors may be better positioned than we are to market various services and financing programs to vendors and users of equipment because of their ability to offer additional services and products, and more favorable rates and terms. Many of these competitors offer point-of-sale access to the customer which we cannot. These competitors may have longer operating histories and may possess greater financial and other resources than we do. As a result of competition, we may not be able to attract new customers, retain existing customers or sustain the rate of growth that we have experienced to date, and our ability to maintain or grow our portfolio may decline.

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The following firms are our direct competitors: (1) Silvercreek Realty Group, 1099 S Wells #200, Meridian, Idaho 83642; (2) O2 Real Estate Group, 3138 S. Brown Way, Boise, ID 83706; (3) Keller Williams Realty Boise, 1065 S. Allante Pl, Boise, ID 83709; (4) Epic Realty, 3573 E. Longwing Ln #210, Meridian, ID 83642

Generally, our competitors are larger and more established than we are. We believe that the advantage we have over them is that we cater to all levels of credit, especially “C - D” credits, which are the “largest untapped market” during this economic cycle. This may increase our risk (see “Risk Factors” – We are in a highly competitive business and may not be able to compete effectively which could impact our profitability.”)

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have two employee / directors. Our subsidiary, North Star Homes, LLC, employs numerous independent contractors.

Personnel will be added on an as-needed basis. These personnel can include executive management, salespersons, engineers, architects, quality control technicians, transportation experts, managers and in most instances outsourced processes.

Specific and current needs include a sales team, an office administrator and a field engineer to verify sites and coordinate agreements.

Description of Property

We lease a net of about 1200 square feet of office space for $1500 per month. The lease has one year left on it with an option for another one year term. We consider this space sufficient for our current needs.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of March 31, 2021 :

Name and Principal Position	Age	Term of Office	Approximate hours per week
Vinnie Angelos, CEO/Director	34	Since August 12, 2019	40

Vic Devlaeminck, CFO/Secretary/Director	70	Since September 9, 2020	1

Vinnie Angelos, CEO

Vinnie Angelos has been involved in the residential construction industry most of his life. As a teenager he worked in the family construction business doing everything from job clean up to carpentry, roofing, trim work and framing.

From January 3, 2011 to July 14, 2014 he served two tours in Iraq in the U.S. Army and received a medical discharge.

Upon leaving the military, he returned to the construction business, working in all aspects of the business from framing, carpentry, roofing and detail work to becoming a foreman and supervisor in Oregon, Washington, Idaho and North Dakota. During this time, he worked for Status Homes of Idaho, Inc., Status Homes of Oregon, Inc., and Westside Homes.

In February, 2019 he became construction manager for North Star Homes, Inc.

In August, 2019, he joined a group holding majority control who negotiated the resignation of prior management of Extreme Biodiesel, Inc. Mr. Angelos was then appointed as President and member of the Board of Directors with Vic Devlaeminck becoming CFO, Secretary and member of the Board of Directors.

Mr. Angelos subsequently led the team that, in November, 2019, successfully negotiated the purchase of North Star Homes, Inc., by Extreme Biodiesel, Inc. He continues to serve as President/CEO of Extreme Biodiesel, Inc., with supervision of all aspects of the operations of its subsidiary, North Star Homes, Inc.

Vic Devlaeminck, CFO, Secretary

Mr. Devlaeminck is an attorney and a CPA with over 30 years of experience representing a wide variety of public and private companies in matters of business, taxation and securities law through his firm, Vic Devlaeminck, P.C. Prior to establishing his own firm, Mr. Devlaeminck was a partner in the law firm of Meader & Devlaeminck, while simultaneously operating Vic Devlaeminck, CPA as a separate accounting and tax firm. Prior to that, Mr. Devlaeminck was a manager for the national CPA firm, Ernst & Young. His experience adds immense strength and stability to the company’s administrative functions.

Mr. Devlaeminck has prepared financial statements as well as provided business and tax consulting services for a variety of public and private companies.

He is a member of the bar of the states of Oregon and Washington and is a licensed CPA in the state of Oregon. He is admitted to practice in the state courts of Oregon and Washington, U.S. District Court and the U.S. Tax Court and is a member of several legal and accounting professional organizations.

Family Relationships

There are no family relationships between any of our officers and directors.

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Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of President, Chief Financial Officer and a Secretary.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company as of June 30, 2021:

Name and Principal Position	Cash Compensation ($) (1)	Other Compensation ($) (1)	Total Compensation ($)
Vinnie Angelos, CEO	$120,000

Vic Devlaeminck, CFO	$120,000

(1) No cash payment has been made to any officer or director as yet. All non-cash compensation is shown on the Company financial statement as part of amounts due officers in the December 31, 2020 financing statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

To the best of our knowledge, from inception to September 30, 2020, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000 and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 31, 2020 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock.

Preferred Series A Stock

Name	Number Of Non- Convertible Preferred Series A Shares	Percentage Of Class
Joseph Spadafore	20,000,000	100%

Preferred Series B Stock

Name	Number Of Convertible Preferred Series B Shares	Percentage Of Class
None	None	None

Common Stock

Name and Address	Number of Shares Held	Percentage of Class Outstanding	Percentage of Class Outstanding After Offering
JOSEPH SPADAFORE 20315 AVENIDA DE ARBOLES MURRIETA, CA 92562	84,608,500	8.09%	5.66%

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DESCRIPTION OF SECURITIES

Convertible Stock

The Company has authorized 100,000,000 shares of Preferred Stock, par value $0.001

The Board of Directors has the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof and, within the limitations of applicable law of the state of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established from time to time, thereof.

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 1,750,000,000 shares of Common Stock, par value $0.001 per share.

Each holder of Common Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

We have authorized 100,000,000 shares of Preferred Stock, par value $0.001. 20,000,000 of which are issued and outstanding. These 20,000,000 Preferred Stock are Series A with no voting right and are not convertible. The remaining unissued 80,000,000 shares are Series B with full voting rights and convertible to common shares at the rate of 1:1000.

Capitalization

Security	Authorized	Outstanding	To Be Outstanding After Offering (1)
Preferred Series B	80,000,000	0	0
Preferred Series A	20,000,000	20,000,000	20,000,000
Common Stock	1,750,000,000	968,938,500	1,418,938,500

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Common Stock

Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Nevada law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Certain Provisions

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time-consuming to acquire the Company, thereby reducing our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below.

These provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles of Incorporation also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without the “super-majority” vote described above or the approval of a Majority of the Continuing Directors as defined above.

Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other “Business Combinations.” “Business Combinations” are defined in the Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a “super-majority” vote or the approval of a Majority of Continuing Directors.

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Preferred Stock. Our charter authorizes the Board of Directors to issue up to 100,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest.

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Certain provisions of Nevada law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Nevada law set forth below does not purport to be complete and is qualified in its entirety by reference to Nevada law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of our Series A Convertible Preferred Stock if the option to acquire such shares is exercised would impede a business combination by the voting and conversion rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Nevada law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

Because our Board of Directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

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DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 1,418,938,500 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Transfer Agent

Our transfer agent is Action Stock Transfer Corporation.,

Our transfer agent is registered with the SEC.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by IPG Law Group.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

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PART III EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

1.1	Articles of Incorporation
1.2	Bylaws
2.1	Specimen Stock Certificate
3.1	Any material agreements
12.1	IPG Law opinion letter

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Nevada, on August 3, 2021.

(Exact name of issuer as specified in its charter):	Extreme Biodiesel, INC.

By (Signature and Title):	/s/ Vinnie Angelos
Chief Executive Officer (Principal Executive Officer).
(Exact name of issuer as specified in its charter):	Extreme Biodiesel, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Vic Devlaeminck

(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).
(Date):	August 3, 2021

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EXTREME BIODIESEL, INC.

Financial Statements

Balance Sheet

For the Periods Ended June 30, 2020 & June 30, 2019

Unaudited

	June 30,	June 30,
	2020	2019

ASSETS

Current Assets
Cash on hand, in bank	$95,207	$183
Accounts receivable	365	815
Inventory - work in process	2,004,900	-
Total current assets	2,100,472	998

Property, plant & Equipment
Vehicles & equipment	72,000
Equipment	22,600	8,700
Less: accumulated depreciation	(12,724)	(5,520)
Total Property, plant & equipment	81,876	3,180

Other Assets
Goodwill & intangibles	1,455,300	-
Less: accumulated amortization	(56,595)	-
Total Other Assets	1,398,705	-

Total assets	$3,581,053	$4,178

See accountants’ report and notes to financial statements

F-1

EXTREME BIODIESEL, INC.

Financial Statements

Balance Sheet

For the Periods Ended June 30, 2020 & June 30, 2019

Unaudited

	2020	2019

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities
Accounts payable	$30,541	$1,140
Construction financing	1,814,638	-
Total current liabilities	1,845,179	1,140

Long-term Liabilities
Note payable	1,555,834	-
Total long-term liabilities	1,555,834	-

Total liabilities	3,401,013	1,140

STOCKHOLDERS’ EQUITY
Common stock, par value $.001; 1,350,000,000 authorized; 808,938,500 issued and outstanding at 6/30/19 & 968,938,500 at 6/30/20	968,939	808,939
Preferred Series A, par value $.001 100,000,000 authorized; 20,000,000 issued and outstanding at 6/30/19 & 6/30/20	20,000	20,000
Additional paid in capital	113,711	113,711
Accumulated deficit	(939,612)	(937,510)
Current earnings	17,002	(2,102)
Total Stockholders’ equity	180,040	3,038

Total Liabilities and Stockholders’ Equity	$3,581,053	$4,178

See accountants’ report and notes to financial statements

F-2

EXTREME BIODIESEL, INC.

Statement of Income and

Retained Earnings (Deficit)

For the Twelve Months Ended

June 30, 2020 & June 30, 2019

Unaudited

	June 30,	June 30,
	2020	2019

Revenue	$4,563,400	$-

Cost of Sales
Purchase & construction costs	3,480,248	-
Sale costs	533,486	-
Total Cost of Sales	4,013,734	-

Gross Profit	549,666

Operating Expenses
Commissions	136,902	-
Rent	1,160	-
Vehicle expense	11,840	-
Insurance	11,875	-
Salaries & wages	162,846
Payroll expense	24,427	-
Professional fees	-	-
Office and general	1,987	326
Interest & bank fees	98,274	36
Advertising & promotion	4,482	-
Meals & entertainment	-	-
Travel	-	-
Telephone & utilities	6,430	-
Amortization	56,595	1,740
Depreciation	15,846	-
Repairs & maintenance	-	-
Business licenses	-	-
Total Operating Expenses	532,664	2,102

Net earnings (Loss)	$17,002	$(2,102)

Retained earnings (Deficit);
Beginning of period	(939,612)	(937,510)

End of Period	$(836,697)	$(939,612)

See accountants report and notes to financials

F-3

EXTREME BIODIESEL, INC.

Statement of Cash Flows

For the Twelve Months Ended

June 30, 2020 & June 30, 2019

Unaudited

	2020	2019
OPERATING ACTIVITIES

Net Income (Loss)	$17,002	$(2,071)

Adjustments to reconcile net
Income (Loss) to net cash provided by operations
Amortization	56,595	1,740
Depreciation	7,204
Decrease (increase) in inventory	(2,004,900)
Decrease (increase) in accounts receivable	450	-
Decrease (increase) in accounts payable	29,401	326
Decrease (increase) in accrued interest		-
Net cash provided by operating activities	(1,894,248)	(36)

Investing Activities
Prepaid expenses	-
Asset acquisition/divestment	(1,541,200)	-
Net cash provided by investment activity	(1,541,200)	-

Financing Activities
Decrease (increase) in notes payable	1,555,834	-
Decrease (increase) in const. financing	1,814,638	-
Stock issuances	160,000	-
Paid in capital	-	-
Net cash from financing activity	3,530,472	-

Net cash increase for period	95,024	(36)

Cash at beginning of period	183	219

Cash at end of period	95,207	183

See accountants report and notes to financial statements

F-4

EXTREME BIODIESEL, INC.

Statement of Stockholders’ Equity

June 30, 2020

Unaudited

							Total
	Common Stock		Preferred Stock		Paid-in	Accum.	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance - 6/30/16	808,938,500	$808,939	20,000,000	$20,000	$113,711	$(934,278)	$8,372
Net income (loss) -6/30/17						(1,161)	(1,161)

Balance - 6/30/17	808,938,500	808,939	20,000,000	20,000	113,711	(935,439)	7,211

Net income (loss) -6/30/18						(2,071)	(2,071)
Balance - 6/30/18	808,938,500	808,939	20,000,000	20,000	113,711	(937,510)	5,140

Net income (loss)-6/30/19						(2,102)	(2,102)
Balance - 6/30/19	808,938,500	808,939	20,000,000	20,000	113,711	(939,612)	3,038

2/28/20 - issuance	80,000,000	80,000					80,000
6/2/20 - issuances	80,000,000	80,000					80,000
Net income (loss) -6/30/20						17,002	17,002
	968,938,500	968,939	20,000,000	20,000	113,711	(922,610)	180,040

See accountants report and notes to financial statements

F-5

EXTREME BIODIESEL, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2020

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Extreme Biodiesel, Inc., (the “Company”) was originally organized in the state of Nevada on February 2, 2008 as Bigwest Environmental, Inc. On February 16, 2010, the Company’s name was changed to Bookmerge Technology, Inc. On October 22, 2012, the Company changed its name to Extreme Biodiesel, Inc.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Financial Statement Presentation

The balance sheet presentation herein includes all assets and liabilities at historical cost. The Company has on occasion issued shares of its common stock in exchange for certain services from the Company’s Officers & Directors, business consultants and vendors. The stock has been issued at the fair-valued-based method. The cost of these services has been expensed in the period when the services were performed. No costs of services that were paid with stock have been capitalized.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Fiscal Year

The Company’s fiscal year ends on June 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Guidance

The Company has evaluated the recent accounting pronouncements through ASU 2015-16 The Company believes that none of the other pronouncements will have a material effect on the company’s financial statements.

F-6

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. Management plans to continue to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 4. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 1,350,000,000 shares of common stock, par value $0.001 and as of June 30, 2020 had 808,938,500 common shares issued and outstanding.

NOTE 5. LONG-TERM DEBT

As of December 31, 2020, the Company has outstanding long-term debt in the amount of $1,260,000.00 incurred for the purchase of a business in Boise, Idaho. The debt bears an interest rate of 3.5% and may be converted at $.003.

F-7

A MESSAGE TO OUR STOCKHOLDERS

2020 has been a difficult year for all of us. Covid-19, lockdowns, stay-at-home orders, collapsing economy, etc. We here at Extreme Biodiesel, Inc., and particularly our primary business, North Star Homes, Inc., have not been immune. We have experienced both direct and indirect effects of Covif-19 here and it slowed us down for a while, as it did everyone. It slowed us down, but it did not stop us. We had established growth momentum through the quarter ended March 31, 2020. Then the full impact of Covid-19 hit, momentarily slowing the market and eve affecting some of our personnel. However, we continued to build and sell houses during the quarter ended June 30, 2020 and we used the extra time provided by the slowdown to regroup and gear up for the rest of the year. We have been very busy doing the things that do not show up in immediate results: expanding vendor and supplier resources, finding and securing additional quality contractors and craftsmen, filling key employee positions and finding and securing land and additional building opportunities. This is and will be an ongoing process as we continue to grow. We are a small company, but we are very aggressive and committed to becoming a significant force in the hottest housing market in the United States! We were planning an announcement this Fall with regard to a large 214 lot development but terminated preliminary discussion when an outside party used our information to interfere with negotiations to the point that the project became unfeasible and we withdrew. We were able to quickly divert our attention to other projects which actually project to be more profitable for us. However, because of that experience, we have decided that, in the future, we will no longer divulge any identifying information about projects. Pending, in negotiation or being developed until we have actually secured those projects. Prior to that point, any announcement of upcoming projects will be generic in nature. As stated, it is a relatively small and highly competitive market here and we cannot afford to have any outside party give a competitor a negotiating advantage.

With that said, we are very excited about the future for our company. By the end of the quarter ended December 31, 2020, we expect to complete and market at least 12 homes for that quarter alone. Further, we should have all of our necessary personnel, contractors, suppliers and plans lined up to maintain and further accelerate that pace throughout all of 2021.

Vinnie Angelos, CEO

Vic Devlaeminck, CFO/Secretary

F-8

EXTREME BIODIESEL, INC.

Financial Statements

Balance Sheet

For the Periods Ended December 31, 2020 & December 31, 2019

Unaudited

	Dec. 31,	Dec. 31,
	2020	2019

ASSETS

Current Assets
Cash on hand, in bank	$193,560	$49,674
Accounts receivable	365	720
Deposits	105,000	-
Inventory - work in process	5,098,415	-
Total current assets	5,397,340	50,394

Property, plant & Equipment
Vehicles & equipment	136,600	44,700
Equipment	34,900	8,700
Less: accumulated depreciation	(28,746)	(6,390)
Total Property, plant & equipment	142,754	47,010

Other Assets
Goodwill & intangibles	1,455,300	1,455,300
Less: accumulated amortization	(99,630)	(2,610)
Total Other Assets	1,355,670	1,452,690

Total assets	$6,895,764	$1,550,094

See accountants’ report and notes to financial statements

F-9

EXTREME BIODIESEL, INC.

Financial Statements

Balance Sheet

For the Periods Ended December 31, 2020 & December 31, 2019

Unaudited

	2020	2019

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities
Accounts payable	$71,695	$3,124
Construction financing	3,489,246	-
Total current liabilities	3,560,941	3,124

Long-term Liabilities
Vehicle loan	27,405	-
Notes payable	2,801,308	1,500,000
Total long-term liabilities	2,828,713	1,500,000

Total liabilities	6,389,654	1,505,734

STOCKHOLDERS’ EQUITY
Common stock, par value $.001; 1,350,000,000 authorized; 968,938,500 issued and outstanding at 12/31/20 and 808,938,500 at 12/31/19	968,939	808,939
Preferred Series A, par value $.001 100,000,000 authorized; 20,000,000 issued and outstanding at 12/31/20 and 12/31/19	20,000	20,000
Additional paid in capital	113,711	113,711
Accumulated deficit	(895,680)	(939,612)
Current earnings	299,140	43,932
Total Stockholders’ equity	506,110	46,970

Total Liabilities and Stockholders’ Equity	$6,895,764	$1,550,094

See accountants’ report and notes to financial statements

F-10

EXTREME BIODIESEL, INC.

Statement of Income and

Retained Earnings (Deficit)

For the Twelve Months Ended

December 31, 2020 & December 31, 2019

Unaudited

	Dec. 31,	Dec. 31,
	2020	2019

Revenue	$12,342,160	$1,662,900

Cost of Sales
Purchase & construction costs	9,871,547	1,334,100
Sale costs	859,464	182,900
Total Cost of Sales	10,731,011	1,517,000

Gross Profit	1,611,149	145,900

Operating Expenses
Commissions	370,280	44,870
Rent	9,340	1,050
Vehicle expense	22,307	3,760
Insurance	19,640	2,430
Salaries & wages	242,248	41,385
Payroll expense	54,028	4,590
Professional fees	-	-
Office and general	7,742	807
Interest & bank fees	383,653	130
Advertising & promotion	11,321	846
Meals & entertainment	3,624	-
Travel	2,124	-
Telephone & utilities	11,426	1,592
Amortization	145,530	2,610
Depreciation	28,746	-
Repairs & maintenance	-	-
Business licenses	-	-
Total Operating Expenses	1,312,009	101,968

Net earnings (Loss)	$299,140	$43,932

Retained earnings (Deficit);
Beginning of period	(895,680)	(939,612)

End of Period	$(596,540)	$(895,680)

See accountants report and notes to financials

F-11

EXTREME BIODIESEL, INC.

Statement of Cash Flows

For the Twelve Months Ended

December 31, 2020 & December 31, 2019

Unaudited

	2020	2019
OPERATING ACTIVITIES

Net Income (Loss)	$299,140	$43,932

Adjustments to reconcile net Income (Loss) to net cash provided by operations
Amortization	97,020	2,610
Depreciation	22,356	95
Decrease (increase) in inventory	(5,098,415)
Decrease (increase) in accounts receivable	355	-
Decrease (increase) in accounts payable	68,571	2,854
Decrease (increase) in deposits	(105,000)	-
Net cash provided by operating activities	(4,715,973)	49,491

Investing Activities
Prepaid expenses	-
Asset acquisition/divestment	(118,100)	(1,500,000)
Net cash provided by investment activity	(118,100)	(1,500,000)

Financing Activities
Decrease (increase) in notes payable	1,328,713	1,500,000
Decrease (increase) in const. financing	3,489,246	-
Stock issuances	160,000	-
Paid in capital	-	-
Net cash from financing activity	4,977,959	1,500,000

Net cash increase for period	143,886	49,491

Cash at beginning of period	49,674	183

Cash at end of period	193,560	49,674

See accountants report and notes to financial statements

F-12

EXTREME BIODIESEL, INC.

Statement of Stockholders’ Equity

December 31, 2020

Unaudited

							Total
	Common Stock		Preferred Stock		Paid-in	Accum.	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance - 6/30/16	808,938,500	$808,939	20,000,000	$20,000	$113,711	$(934,278)	$8,372

Net income (loss) -6/30/17						(1,161)	(1,161)
Balance - 6/30/17	808,938,500	808,939	20,000,000	20,000	113,711	(935,439)	7,211

Net income (loss) -6/30/18						(2,071)	(2,071)
Balance - 6/30/18	808,938,500	808,939	20,000,000	20,000	113,711	(937,510)	5,140

Net income (loss) -6/30/19						(2,102)	(2,102)
Balance - 6/30/19	808,938,500	808,939	20,000,000	20,000	113,711	(939,612)	3,038

2/28/20 - issuance	80,000,000	80,000					80,000
6/2/20 - issuances	80,000,000	80,000					80,000
Net income (loss) -12/831/19						43,932	43,932
	968,938,500	968,939	20,000,000	20,000	113,711	(895,680)	206,970

Net income (loss) -12/31/20						299,140	299,140
Balance - 12/31/20	968,938,500	968,939	20,000,000	20,000	113,711	(596,540)	506,110

See accountants report and notes to financial statements

F-13

EXTREME BIODIESEL, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

December 31, 2020

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Extreme Biodiesel, Inc., (the “Company”) was originally organized in the state of Nevada on February 2, 2008 as Bigwest Environmental, Inc. On February 16, 2010, the Company’s name was changed to Bookmerge Technology, Inc. On October 22, 2012, the Company changed its name to Extreme Biodiesel, Inc.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Financial Statement Presentation

The balance sheet presentation herein includes all assets and liabilities at historical cost. The Company has on occasion issued shares of its common stock in exchange for certain services from the Company’s Officers & Directors, business consultants and vendors. The stock has been issued at the fair-valued-based method. The cost of these services has been expensed in the period when the services were performed. No costs of services that were paid with stock have been capitalized.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Fiscal Year

The Company’s fiscal year ends on December 31. The Company changed from a 6/30 fiscal year prior to December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Guidance

The Company has evaluated the recent accounting pronouncements through ASU 2015-16 The Company believes that none of the other pronouncements will have a material effect on the company’s financial statements.

F-14

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. Management plans to continue to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 4. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 1,350,000,000 shares of common stock, par value $0.001 and as of December 31, 2020 had 968,938,500 common shares issued and outstanding.

Preferred Stock

The Company is authorized to issue 100,000,000 shares of Class A Preferred stock, par value $0.001 and as of December 31, 2020 had 20,000,000 Class A Preferred shares issued and outstanding.

NOTE 5. LONG-TERM DEBT

As of December 31, 2020, the Company has outstanding long-term debt in the form of two promissory notes owed ty Rachel Cook incurred for the purchase of a business in Boise, Idaho. The first promissory note has a remaining balance of $1,382,219 with a maturity date of November 18, 2020. The second promissory note has a outstanding balance of $1,419,089 with a maturity date of November 18, 2021. Both notes bear an interest rate of 8.0% and conversion may be negotiated.

F-15